                       UNITED ASSET MANAGEMENT CORPORATION

                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per-share amounts)
                                   (Unaudited)


                                         For the Three Months Ended June 30,     For the Six Months Ended June 30,
--------------------------------------------------------------------------------------------------------------------
                                           Income         Shares     Per-Share    Income        Shares     Per-Share
                                         (Numerator)   (Denominator)   Amount   (Numerator)  (Denominator)  Amount
--------------------------------------------------------------------------------------------------------------------

For the three- and six-month periods
 ended June 30, 2000
Basic Earnings per Share
Income available to common
    shareholders                         $19,457,000    56,549,000     $.34     $37,918,000    56,665,000     $.67
                                                                       ====                                   ====
Effect of Dilutive Securities (1)                 --       365,000                       --       230,000
                                         -----------    ----------              -----------    ----------
Diluted Earnings per Share
Income available to common
    shareholders + assumed conversions   $19,457,000    56,914,000     $.34     $37,918,000    56,895,000     $.67
                                         ===========    ==========     ====     ===========    ==========     ====
====================================================================================================================
For the three- and six-month periods
 ended June 30, 1999
Basic Earnings per Share
Income available to common
     shareholders                        $14,901,000    58,922,000     $.25     $30,002,000    59,733,000     $.50
                                                                       ====                                   ====

Effect of Dilutive Securities (2)                 --       319,000                       --       489,000
                                         -----------    ----------              -----------    ----------

Diluted Earnings per Share
Income available to common
    shareholders + assumed conversions   $14,901,000    59,241,000     $.25     $30,002,000    60,222,000     $.50
                                         ===========    ==========     ====     ===========    ==========     ====

====================================================================================================================

(1) Options on 6,444,000 and 7,172,000 shares of common stock and warrants on 7,163,000 and 7,224,000 shares of common stock were outstanding during the three- and six-month periods ended June 30, 2000 respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.

(2) Options on 5,095,000 and 4,469,000 shares of common stock and warrants on 7,288,000 and 5,153,000 shares of common stock were outstanding during the three- and six-month periods ended June 30, 1999, respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.






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